Exhibit 10.7

SUBSCRIPTION AGREEMENT

TO:     The Board of Directors of SPK Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 1,437,500 shares of common stock, par value $0.0001 per share (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

The undersigned agrees to take the Shares subject to the Certificate of Incorporation of the Company and authorizes you to enter the following name and address in the stockholder ledger of the Company:

Name:	SPK Acquisition LLC
Address:	20 JingjikaifaQu BaiyangJiedao KejiyuanLu Building 13, 4th Floor, Room 02-13 Hangzhou, Zhejiang Province, China 310002

SPK Acquisition LLC

Signed:
Name:	Philip Kwan
Title:	Managing Member
Dated:	January 28, 2021

Accepted:

SPK Acquisition Corp.

Signed:
Name:	Sophie Ye Tao
Title:	Chief Executive Officer
Dated:	January 28, 2021